Exhibit 10.1
EXECUTION COPY

AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT NO. 2, dated as of October 1, 2000, to the Receivables Purchase Agreement, dated as of April 30, 1993, between HOUSEHOLD BANK (SB), NATIONAL ASSOCIATION, a national banking association, as successor in interest to Household Bank, f.s.b. (the "Bank"), and HOUSEHOLD AFFINITY FUNDING CORPORATION, a Delaware corporation and a subsidiary of the Bank ("Funding").

RECITALS:

1. The Bank, as sucessor in interest to Household Bank, f.s.b., and Funding have entered into a Receivables Purchase Agreement, dated as of April 30, 1993 (as previously amended, the "RPA", and as amended from time to time hereafter, including by this Amendment, the "Amended RPA").

2. Capitalized terms used herein (and not otherwise defined herein) shall have the respective meanings ascribed thereto in the RPA.
3. The parties to the RPA are hereby amending the RPA by execution of this Amendment in accordance with Section 9.1 of the RPA.

4. Pursuant to Section 9.1 of the RPA, Funding has provided to the Bank (a) an Officers Certificate to the effect that Funding reasonably believes that such amendment will not have an Adverse Effect, and (b) an Opinion of Counsel, addressed and delivered to the Bank, dated the date of this amendment, to the effect that the conditions precedent to this amendment have been satisfied.

SECTION 1. Amendments to RPA.
1. Section 1.1 of the RPA is hereby amended by adding the following definitions:
"Additional Cut-Off Date" shall have the meaning specified in the Supplemental Conveyance.

"Eligible Receivable" shall have the meaning set forth in the Pooling and Servicing Agreement, except that "the Bank" shall be substituted for each occurrence of "the Seller" and "Funding" shall be substituted for each occurrence of "the Trust" and all references to "Receivables Seller", "Certificates", and "Certificateholders" shall be ignored.

"Trust Collateral" shall have the meaning set forth in Section 2.1.

Section 1.1 of the RPA is hereby amended by deleting the definition of "Account" and inserting in lieu thereof the following:

"Account" shall mean (a) each MasterCard and VISA account established pursuant to a Credit Card Agreement between the Bank and any Person, which account is identified in the computer file or microfiche list delivered pursuant to this Agreement, (b) each Additional Account, (c) each Related Account, (d) any account originated as a replacement of an Account in connection with the upgrade of such Account to premium status (provided that such a replacement account can be traced or identified by reference to, or by way of, the applicable computer file or microfiche list previously filed pursuant hereto), (e) each account into which an Account shall be transferred (a "Transferred Account") provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred, and (f) each surviving account resulting from the combination, in accordance with the Credit Card Guidelines, of two or more of the Accounts but shall exclude (g) any Account all the Receivables in which are either: (i) reassigned to the Bank pursuant to Section 6.1, or (ii) assigned and transferred to the Servicer pursuant to Section 3.03 of the Pooling and Servicing Agreement.

Section 1.1 of the RPA is hereby amended by deleting the definition of "Addition Date" and inserting in lieu thereof the following:

"Addition Date" shall mean (a) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to Section 2.2 and (b) with respect to New Accounts, the first Distribution Date following the calendar month in which the later of the dates on which such New Accounts are originated or designated pursuant to Section 2.3 occurs.

Section 1.1 of the RPA is hereby amended by deleting the definition of "Portfolio Reassignment Price".
Section 2.1(d) of the RPA is hereby amended by deleting Section 2.1(d) and replacing it with the following:

(d) The parties hereto intend that the conveyance of the Banks rights, title and interest in and to the Purchased Assets shall constitute a sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Bank to Funding and that the Purchased Assets shall not be part of the Banks estate in the event of the insolvency of the Bank or a conservatorship, receivership or similar event with respect to the Bank. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan. In the event, however, that a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Bank shall be deemed to have granted and does hereby grant to Funding a first priority perfected security interest in all of the Banks right, title and interest in, to and under the Receivables and other Purchased Assets.

Section 2.1 of the RPA is hereby amended by adding the following to Section 2.1:

(e) To the extent that the Bank retains any interest in the Purchased Assets, the Bank hereby grants to the Trustee for the benefit of the Certificateholders a security interest in all of the Banks right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Receivables and other Purchased Assets (collectively, the "Trust Collateral"), to secure the performance of all of the obligations of the Bank under this Agreement and any other agreement or document related to the Pooling and Servicing Agreement. With respect to the Trust Collateral, the Trustee shall have all of the rights that it has under the Pooling and Servicing Agreement and all of the rights of a secured creditor under the UCC.

Section 5.1(b) of the RPA is amended by inserting "(arising through or under the Bank)" in the third line of Section 5.1(b) immediately following the words "assume or suffer to exist any Liens".
Section 5.1(h) of the RPA is amended by deleting "Credit Card Guidelines" in the third line of Section 5.1(h) and replacing it with "applicable Credit Card Guidelines of the Bank".
Section 6.1(b) of the RPA is hereby deleting Section 6.1(b) and replacing it with the following:

(b) The Bank shall accept reassignment of any Ineligible Receivables and any related Purchased Assets previously sold by the Bank to Funding from Funding on or prior to the end of the Due Period in which such reassignment obligation arises, and shall pay for such reassigned Ineligible Receivables and any related Purchased Assets by treating such Ineligible Receivables and any related Purchased Assets as if they were subject to a reversal of the entire unpaid principal balance thereof plus accrued and unpaid finance charges at the annual percentage rate applicable to such Receivables from the last date billed through the end of such Due Period and by adjusting the purchase price of future Receivables purchased as provided in Section 3.2 (the "Repurchase Price"). Upon reassignment of such Ineligible Receivables and any related Purchased Assets, Funding shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Bank, without recourse, representation or warranty, all the right, title and interest of Funding in and to such Ineligible Receivables and any related Purchased Assets; and such reassigned Ineligible Receivables and any related Purchased Assets shall be treated by Funding as collected in full as of the date on which they were transferred. Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Bank to effect the conveyance of such Ineligible Receivables and any related Purchased Assets pursuant to this subsection.

  Section 6.2 of the RPA is hereby amended by (i) deleting "Reassignment of Certificatesholders Interest in Trust Portfolio" and replacing it with "Reassignment of the Trust Portfolio" and (ii) deleting the second paragraph of Section 6.2 replacing it with the following:

  The Bank shall pay to Funding by depositing in the Collection Account in same-day funds, not later than 1:00 p.m. New York City time, on the Distribution Date following the Due Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Repurchase Price. Upon reassignment of such Receivables and any related Purchased Assets, Funding shall automatically and without further action be deemed to sell, transfer, assign, set-over and otherwise convey to the Bank, without recourse, representation or warranty, all the right, title and interest of Funding in and to such Receivables and any related Purchased Assets; and such reassigned Receivables and any related Purchased Assets shall be treated by Funding as collected in full as of the date on which they were transferred. Funding shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Bank to effect the conveyance of such Receivables and any related Purchased Assets pursuant to this subsection.

Section 9.5 of the RPA is hereby amended by deleting Section 9.5 in its entirety and by replacing it with the following:

  Section 9.5. Assignment. Notwithstanding anything to the contrary contained herein, other than Fundings assignment of its rights, title, and interest in, to, and under this Agreement to the Trustee for the benefit of the Certificateholders as contemplated by the Pooling and Servicing Agreement and Section 9.6 hereof, the Accounts, this Agreement, all other Conveyance Papers, and all Receivables purchased pursuant to this Agreement by Funding pursuant to this Agreement may not be assigned by the parties hereto; provided, however, that Funding shall have the right to assign its rights, title and interest in, to, and under this Agreement and the Conveyance Papers, including without limitation, all of Fundings rights, title, and interest in and to the Receivables purchased pursuant to this Agreement and the Conveyance Papers, to any entity provided that all conditions precedent for such assignment contained in the Pooling and Servicing Agreement and the Collateral Agreement, dated as of March 27, 1997, and the Collateral Agreement, dated as of September 29, 1998, each between the Trustee, the Bank, Funding and the other signatories thereto, have been satisfied; provided further, that the Bank shall have the right to assign its rights, title and interest, in, to and under the Accounts and this Agreement to (i) any successor by merger assuming this Agreement (ii) any affiliate owned directly or indirectly by Household International, Inc. which assumes the obligations of this Agreement or (iii) to any entity provided that the Rating Agency Condition has been satisfied.

SECTION 2. Amendments to Exhibit A of the RPA (the "Form of Supplemental Conveyance").
1. The second WHEREAS clause is hereby amended by deleting the words "(as such term is defined in the Receivables Purchase Agreement)".
2. Section 1 of the Form of Supplemental Conveyance is hereby amended by adding the following definition:
"Additional Cut-Off Date" shall mean _________________."

  3. Section 2 of the Form of Supplemental Conveyance is hereby amended by adding the words "designated hereby (the "Aggregate Addition Accounts")" immediately following the words "complete schedule identifying all such Aggregate Addition Accounts".

4. Section 3 of the Form of Supplemental Conveyance is hereby amended by adding the following paragraph immediately following paragraph (c):

  (d) The parties hereto intend that the conveyance described in Section 3(a) constitute an absolute sale consistent with the intent expressed in Section 2.1(d) of the Receivables Purchase Agreement. In the event, however, that notwithstanding such intent a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Supplemental Conveyance shall constitute a security agreement under applicable law, and that the Bank shall be deemed to have granted, and the Bank does hereby grant, to Funding a first priority perfected security interest in all of the Banks right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables generated by such Aggregate Addition Accounts, now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including without limitation, "proceeds" as defined in Article 9 of the UCC as in effect in the State of California) thereof.

5. The Form of Supplemental Conveyance is hereby amended by inserting the following as Section 9

  9. Governing Law. THIS SUPPLEMENTAL CONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3. Effective Date. This Amendment shall be effective upon the execution hereof by the parties hereto.

  SECTION 4. Effect of Amendment. The RPA is hereby amended by providing that all references therein to the "Receivables Purchase Agreement", to "this Agreement", "hereby", "hereof" and "herein" shall be deemed from and after the effective date of this Amendment to be a reference to the Amended RPA. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the RPA shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the RPA.

  SECTION 5. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first above written.
HOUSEHOLD BANK (SB), NATIONAL ASSOCIATION

By: /s/ Margaret A. Sprude
Name: Margaret A. Sprude
Title: Executive Vice President and Chief Financial Officer

HOUSEHOLD AFFINITY FUNDING CORPORATION

By: /s/ Phil L. Krupowicz
Name: Phil L. Krupowicz
Title: Vice President and Assistant Treasurer